                                                                                                                                                                                                                                                                                                               Exhibit 4

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT
BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
AMENDED, OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE
TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE
A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT
UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR
PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH
ACT OR SUCH LAWS.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE
SUBJECT TO TRANSFER AND OTHER RESTRICTIONS SET FORTH IN
AN INVESTMENT AGREEMENT, DATED AS OF DECEMBER 10 2007,
COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE
ISSUER.

 B-WARRANT
to purchase
7,430,112
Shares of Common Stock
dated as of January 30, 2008
MBIA INC.
a Connecticut Corporation

                                                                                                                                                                                                            Issue Date: January 30, 2008

1.	Definitions. Unless the context otherwise requires, when used herein the following terms shall have the meanings indicated.

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with, such other person, provided, that with respect to the
Company, also includes Channel Reinsurance Ltd. For purposes of this definition, “control”
(including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any Person, means the possession, directly or indirectly, of the power to cause the direction of management or policies of such person, whether through the ownership of voting securities by contract or otherwise.

“Applicable Price” means the greater of (A) the greater of the Market Price per share of outstanding Common Stock on (i) the date on which the Company issues or sells any Common
Stock other than Excluded Stock or (ii) the first date of the announcement of such issuance or sale or (B) the Buy-In Price.

“Appraisal Procedure” means a procedure whereby two independent appraisers, one chosen by the Company and one by the Warrantholder (or if there is more than one Warrantholder, a majority in interest of Warrantholders), shall mutually agree upon the determinations then the subject of appraisal. Each party shall deliver a notice to the other appointing its appraiser within fifteen (15) days after the Appraisal Procedure is invoked. If within thirty (30) days after appointment of the two appraisers they are unable to agree upon the amount in question, a third independent appraiser shall be chosen within ten (10) days thereafter by the mutual consent of such first two appraisers or, if such first two appraisers fail to agree upon the appointment of a third appraiser, such appointment shall be made by the American Arbitration Association, or any organization successor thereto, from a panel of arbitrators having experience in the appraisal of the subject matter to be appraised. The decision of the third appraiser so appointed and chosen shall be given within thirty (30) days after the selection of such third appraiser. If three appraisers shall be appointed and the determination of one appraiser is disparate from the middle determination by more than twice the amount by which the other determination is disparate from the middle determination, then the determination of such appraiser shall be excluded, the remaining two determinations shall be averaged and such average shall be binding and conclusive on the Company and the Warrantholder; otherwise, the average of all three determinations shall be binding and conclusive on the Company and the Warrantholder. The costs of conducting any
Appraisal Procedure shall be borne by the Warrantholder requesting such Appraisal Procedure, except (A) the fees and expenses of the appraiser appointed by the Company and any other costs incurred by the Company shall be borne by the Company and (B) if such Appraisal Procedure shall result in a determination that is disparate by 5% or more from the Company’s initial determination, all costs of conducting such Appraisal Procedure shall be borne by the Company.

“Beneficially Own,” “Beneficial Owner” and “Beneficial Ownership” are defined in Rules 13d-3 and 13d-5 of the Exchange Act.

“Board” means the Board of Directors of the Company.

“Board Representatives” means the two people nominated by the Investor to be elected or appointed, subject to satisfaction of all legal and governance requirements regarding service as a director of the Company, to the Board on the Closing Date (as defined in the Investment
Agreement).

“Business Combination” means a merger, consolidation, statutory share exchange or similar transaction that requires adoption by the Company’s stockholders.

“Business Day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.

“Buy-In Price” means the price per share at which the Investor acquires each share of Common
Stock pursuant to Section 1.2(a)(2) of the Investment Agreement.

“Capital Stock” means (A) with respect to any Person that is a corporation or company, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (B) with respect to any Person that is not a corporation or company, any and all partnership or other equity interests of such Person.

“Change of Control” means, with respect to the Company, the occurrence of any one of the following events:

(A)	the Incumbent Directors cease for any reason to constitute at least a majority of the Board; provided, that any person becoming a director subsequent to the date of the Investment Agreement whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the
Board (either by a specific vote or by approval of the proxy statement of the relevant party in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director (except that no individuals who were not directors at the time any agreement or understanding with respect to any Business Combination or contested election is reached shall be treated as Incumbent Directors for the purposes of clause (C) below with respect to such Business Combination or this paragraph in the case of a contested election); provided, further, that the Board Representatives will be treated as an
Incumbent Directors even if the Persons designated to be such Board
Representatives should change;

(B)	any Person is or becomes a Beneficial Owner (other than the Investor and its
Affiliates), directly or indirectly, of 50% of the aggregate voting power of the
Voting Securities; provided, however, that the event described in this clause (B)
will not be deemed a Change of Control by virtue of any holdings or acquisitions:
(i) by the Company or any of its Subsidiaries, (ii) by any employee benefit plan
(or related trust) sponsored or maintained by the Company or any of its subsidiaries; provided, that such holdings or acquisitions by any such plan (other than any plan maintained under Section 401(k) of the Internal Revenue Code of
1986, as amended) do not exceed 50% of the then outstanding Voting Securities,
(iii) by any underwriter temporarily holding securities pursuant to an offering of such securities or (iv) pursuant to a Non-Qualifying Transaction;

(C)	a Business Combination, to the extent it is not a Non-Qualifying Transaction; or

(D)	a plan of liquidation or dissolution of the Company or a sale of all or substantially all of the Company’s assets.

“Common Stock” means the Company’s common stock, par value $1.00 per share, and any
Capital Stock for or into which such Common Stock hereafter is exchanged, converted, reclassified or recapitalized by the Company or pursuant to an agreement or Business
Combination to which the Company is a party.

“Company” means MBIA Inc., a Connecticut corporation.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Excluded Stock” means (A) shares of Common Stock issued by the Company as a stock dividend payable in shares of Common Stock, or upon any subdivision or split-up of the outstanding shares of Capital Stock in each case which is subject to Section 13(B), or upon conversion of shares of Capital Stock (but not the issuance of such Capital Stock which will be subject to the provisions of Section 13(A)) and (B) shares of Common Stock to be issued to employees, consultants and advisors of the Company pursuant to options granted prior to the date of issuance of this Warrant and pursuant to options granted after the date of issuance of this
Warrant if the exercise price per share of Common Stock on the date of such grant equals or exceeds the Market Price of a share of Common Stock on the date of such grant.

“Exercise Approval” means any and all shareholder approvals as may be necessary under any applicable law or regulation or requirement of any applicable securities exchange, including but not limited to the applicable New York Stock Exchange rules, such that this Warrant may be exercisable for Shares.

“Exercise Price” has the meaning given to it in Section 2.

“Expiration Time” has the meaning given to it in Section 3.

“Governmental Entities” has the meaning given to it in Section 2.2(d) of the Investment
Agreement.

“Group” means a group as contemplated by Section 13(d)(3) of the Exchange Act.

“Incumbent Directors” means individuals who on the date of the Investment Agreement constitute the Board.

“Investment Agreement” means the Investment Agreement, dated as of December 10, 2007, between the Company and the Investor, including all schedules and exhibits thereto.

“Investor” means Warburg Pincus Private Equity X, L.P.

“Market Price” means, with respect to a particular security, on any given day, the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the last closing bid and ask prices regular way, in either case on the principal national securities exchange on which the applicable securities are listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, (A) the closing sale price for such day reported by the Nasdaq Stock Market if such security is traded over-the-counter and quoted in the
Nasdaq Stock Market, or (B) if such security is so traded, but not so quoted, the average of the closing reported bid and ask prices of such security as reported by the Nasdaq Stock Market or any comparable system, or (C) if such security is not listed on the Nasdaq Stock Market or any comparable system, the average of the closing bid and ask prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose. If such security is not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the Market Price per share of Common
Stock shall be deemed to be the fair value per share of such security as determined in good faith by the Board of Directors of the Company.

“Non-Qualifying Transaction” means any Business Combination that satisfies all of the following criteria: (A) more than 50% of the total voting power of the surviving corporation resulting from a Business Combination, or, if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the surviving corporation, is represented by Voting Securities that were outstanding immediately before such Business Combination (or, if applicable, is represented by shares into which such
Voting Securities were converted pursuant to such Business Combination) and (B) at least a majority of the members of the board of directors of the parent corporation (or, if there is no parent corporation, the surviving corporation) following the consummation of the Business
Combination were Incumbent Directors at the time the Company’s Board approved the execution of the initial agreement providing for such Business Combination.

“Ordinary Cash Dividends” means a regular quarterly cash dividend out of surplus or net profits legally available therefor (determined in accordance with generally accepted accounting principles, consistently applied) and consistent with past practice.

“Person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in
Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

“Preliminary Control Event” means, with respect to the Company, (A) the execution of definitive documentation for a transaction or (B) the recommendation that stockholders tender in response to a tender or exchange offer, that could reasonably result in a Change of Control upon consummation.

“Pro Rata Repurchases” means any purchase of shares of Common Stock by the Company or any
Affiliate thereof pursuant to any tender offer or exchange offer subject to Section 13(e) of the
Exchange Act, or pursuant to any other offer available to substantially all holders of Common
Stock, whether for cash, shares of Capital Stock of the Company, other securities of the
Company, evidences of indebtedness of the Company or any other person or any other property
(including, without limitation, shares of Capital Stock, other securities or evidences of indebtedness of a subsidiary of the Company), or any combination thereof, effected while this
Warrant is outstanding; provided, however, that “Pro Rata Repurchase” shall not include any purchase of shares by the Company or any Affiliate thereof made in accordance with the requirements of Rule 10b-18 as in effect under the Exchange Act. The “Effective Date” of a Pro
Rata Repurchase shall mean the date of acceptance of shares for purchase or exchange under any tender or exchange offer which is a Pro Rata Repurchase or the date of purchase with respect to any Pro Rata Repurchase that is not a tender or exchange offer.

“Rights Offering” has the meaning given to it in Section 4.10(a) of the Investment Agreement.

“Securities” has the meaning given to it in the recitals of the Investment Agreement.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Shares” is defined in Section 2.

“Subsidiary” of a Person means those corporations, banks, savings banks, associations and other
Persons of which such Person owns or controls 51% or more of the outstanding equity securities either directly or through an unbroken chain of entities, as to each of which 51% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, however, that there shall not be included any such entity to the extent that the equity securities of such entity were acquired in satisfaction of a debt previously contracted in good faith or are owned or controlled in a bona fide fiduciary capacity.

“Voting Securities” means the Company’s then outstanding securities eligible to vote for the election of directors.

“Warrantholder” has the meaning given to it in Section 2.

“Warrants” means this Warrant, issued to the Investor pursuant to the Investment Agreement.

2.	Number of Shares; Exercise Price. This certifies that, for value received, Warburg Pincus Private
Equity X, L.P., its affiliates or its registered assigns (the “Warrantholder”) is entitled, upon the terms and subject to the conditions hereinafter set forth, to acquire from the Company, in whole or in part, up to an aggregate of 7,430,112 fully paid and nonassessable shares of Common Stock, par value $1.00 per share (the “Shares”), of the Company, at a purchase price of $40.00 per Share
(the “Exercise Price”). The number of Shares and the Exercise Price are subject to adjustment as provided herein, and all references to “Shares,” “Common Stock” and “Exercise Price” herein shall be deemed to include any such adjustment or series of adjustments.

3.	Exercise of Warrant; Term. To the extent permitted by applicable laws and regulations, including but not limited to the insurance laws of the States of New York and Illinois, the right to purchase the Shares represented by this Warrant are exercisable, in whole or in part by the Warrantholder, at any time or from time to time after 9:00 a.m., New York City time, on the date hereof, but in no event later than 11:59 p.m., New York City time, on the seventh anniversary of the date of issuance of the Warrant (the “Expiration Time”), by (A) the surrender of this Warrant and Notice of Exercise annexed hereto, duly completed and executed on behalf of the Warrantholder, at the office of the Company in Armonk, New York (or such other office or agency of the Company in the United States as it may designate by notice in writing to the Warrantholder at the address of the Warrantholder appearing on the books of the Company), and (B) payment of the Exercise
Price for the Shares thereby purchased at the election of the Warrantholder in one of the following manners:

(i) by tendering in cash, by certified or cashier’s check or by wire transfer payable to the order of the Company; or

(ii) by having the Company withhold shares of Common Stock issuable upon exercise of the
Warrant equal in value to the aggregate Exercise Price as to which this Warrant is so exercised based on the Market Price of the Common Stock on the trading day prior to the date on which this Warrant and the Notice of Exercise are delivered to the Company.

If the Warrantholder does not exercise this Warrant in its entirety, the Warrantholder will be entitled to receive from the Company within a reasonable time, and in any event not exceeding three (3) Business Days, a new warrant in substantially identical form for the purchase of that number of Shares equal to the difference between the number of Shares subject to this Warrant and the number of Shares as to which this Warrant is so exercised. Notwithstanding anything in this Warrant to the contrary, prior to obtaining the Exercise Approval, the Warrantholder may only exercise this Warrant in the manner permitted by Section 3(B)(ii) and upon any such exercise receive, in lieu of the shares of Common Stock, cash in an amount equal to the product of (x) the number of shares of Common Stock that would have been otherwise issuable and (y)
the Market Price of the Common Stock on the trading day prior to the date on which this Warrant and the Notice of Exercise are delivered to the Company, such amount being paid by certified or cashiers check or by wire transfer in same day funds no later than the third Business Day following such exercise; provided, however, that at its option, the Company may pay such amount in four quarterly payments, the first payment of which shall be made no more than three
(3) Business Days following such exercise by the Warrantholder; provided, further, that each such quarterly payment shall not be for an amount less than 25% of the total amount of such aggregate payment obligation (except for the final payment), and in each case, plus interest computed at the Company’s borrowing rate under its revolving credit facility.

4.	Issuance of Shares; Authorization; Listing. Certificates for Shares issued upon exercise of this
Warrant will be issued in such name or names as the Warrantholder may designate and will be delivered to such named Person or Persons within a reasonable time, not to exceed three (3)
Business Days after the date on which this Warrant has been duly exercised in accordance with the terms of this Warrant. The Company hereby represents and warrants that any Shares issued upon the exercise of this Warrant in accordance with the provisions of Section 3 will, upon such exercise, be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges (other than liens or charges created by the Warrantholder or taxes in respect of any transfer occurring contemporaneously therewith). The Company agrees that the
Shares so issued will be deemed to have been issued to the Warrantholder as of the close of business on the date on which this Warrant and payment of the Exercise Price are delivered to the

Company in accordance with the terms of this Warrant, notwithstanding that the stock transfer books of the Company may then be closed or certificates representing such Shares may not be actually delivered on such date. The Company will, beginning at a time prior to the Exercise
Approval and thereafter at all times, reserve and keep available, out of its authorized but unissued
Common Stock, solely for the purpose of providing for the exercise of this Warrant, the aggregate number of shares of Common Stock issuable upon exercise of this Warrant. The Company will
(i) procure, at its sole expense, the listing of the Shares and other securities issuable upon exercise of this Warrant, including but not limited to those Shares issuable pursuant to Section 13 of this
Warrant, subject to issuance or notice of issuance on all stock exchanges on which the Common
Stock are then listed or traded and (ii) maintain the listing of such Shares after issuance. The
Company will use commercially reasonable efforts to ensure that the Shares may be issued without violation of any applicable law or regulation or of any requirement of any securities exchange on which the Shares are listed or traded.

5.		No Fractional Shares or Scrip. No fractional Shares or scrip representing fractional Shares shall be issued upon any exercise of this Warrant. In lieu of any fractional Share to which the
Warrantholder would otherwise be entitled, the Warrantholder shall be entitled to receive a cash payment equal to the Market Price of the Common Stock less the Exercise Price for such fractional share.

6.		No Rights as Shareholders; Transfer Books. This Warrant does not entitle the Warrantholder to any voting rights or other rights as a shareholder of the Company prior to the date of exercise hereof. The Company will at no time close its transfer books against transfer of this Warrant in any manner which interferes with the timely exercise of this Warrant.

7.		Charges, Taxes and Expenses. Issuance of certificates for Shares to the Warrantholder upon the exercise of this Warrant shall be made without charge to the Warrantholder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company.

8.		Transfer/Assignment.

	(A)	Subject to compliance with clause (B) of this Section 8, without obtaining the consent of the Company to assign or transfer this Warrant, this Warrant and all rights hereunder are transferable, in whole or in part, upon the books of the Company by the registered holder hereof in person or by duly authorized attorney, and a new warrant shall be made and delivered by the Company, of the same tenor and date as this Warrant but registered in the name of the transferee, upon surrender of this Warrant, duly endorsed, to the office or agency of the Company described in Section 2. All expenses (other than stock transfer taxes) and other charges payable in connection with the preparation, execution and delivery of the new warrants pursuant to this Section 8 shall be paid by the Company.

	(B)	Notwithstanding the foregoing, this Warrant and any rights hereunder, and any Shares issued upon exercise of this Warrant, shall be subject to the applicable restrictions as set forth in Section 4.2 of the Investment Agreement.

	(C)	Notwithstanding anything herein to the contrary, nothing shall prevent any hedging transactions by the Warrantholder or its transferees.

9.		Exchange and Registry of Warrant. This Warrant is exchangeable, upon the surrender hereof by the Warrantholder to the Company, for a new warrant or warrants of like tenor and representing the right to purchase the same aggregate number of Shares. The Company shall maintain a registry showing the name and address of the Warrantholder as the registered holder of this
Warrant. This Warrant may be surrendered for exchange or exercise, in accordance with its terms, at the office of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

10.	Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in the case of any such loss, theft or destruction, upon receipt of an indemnity or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company shall make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of Shares as provided for in such lost, stolen, destroyed or mutilated Warrant.

11.	Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding day that is a Business Day.

12.	Rule 144 Information. The Company covenants that it will use its reasonable best efforts to timely file all reports and other documents required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated by the U.S. Securities and Exchange
Commission thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Warrantholder, make publicly available such information as necessary to permit sales pursuant to Rule 144), and it will use reasonable best efforts to take such further action as any Warrantholder may reasonably request, all to the extent required from time to time to enable such holder to sell the Warrants without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the
Securities and Exchange Commission. Upon the written request of any Warrantholder, the
Company will deliver to such Warrantholder a written statement that it has complied with such requirements.

13.	Adjustments and Other Rights. The Exercise Price and the number of Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as follows; provided, that no single event shall be subject to adjustment under more than one subsection of this Section
13 so as to result in duplication:

(A) Common Stock Issued at Less than the Applicable Price. If the Company issues or sells any Common Stock other than Excluded Stock for consideration per share less than the
Applicable Price, then the Exercise Price in effect immediately prior to each such issuance or sale will immediately (except as provided below) be reduced to the price determined by multiplying the Exercise Price in effect immediately prior to such issuance or sale by a fraction, (x) the numerator of which shall be (1) the number of shares of
Common Stock outstanding immediately prior to such issuance or sale plus (2) the number of shares of Common Stock which the aggregate consideration received by the
Company for the total number of such additional shares of Common Stock so issued or sold would purchase at the Applicable Price, and (y) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such issuance or sale. In such event, the number of shares of Common Stock issuable upon the exercise of this Warrant shall be increased to the number obtained by dividing (x) the product of (1)

the number of Shares issuable upon the exercise of this Warrant before such adjustment and (2) the Exercise Price in effect immediately prior to the issuance or sale giving rise to this adjustment, by (y) the new Exercise Price determined in accordance with the immediately preceding sentence. For the purposes of any adjustment of the Exercise
Price and the number of Shares issuable upon exercise of this Warrant pursuant to this
Section 13(A), the following provisions shall be applicable, provided, however, no increase in the Exercise Price or reduction in the number of Shares issuable upon exercise of this Warrant shall be made pursuant to subclauses (i) or (ii) of this Section 13(A):

(i) In the case of the issuance or sale of Common Stock for cash, the amount of the consideration received by the Company shall be deemed to be the amount of the gross cash proceeds received by the Company for such Common Stock before deducting therefrom any discounts or commissions allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

(ii) In the case of the issuance or sale of Common Stock (otherwise than upon the conversion of shares of Capital Stock or other securities of the Company) for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board, before deducting therefrom any discounts or commissions allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof, provided, however, that such per share fair value as determined by the Board shall not exceed the
Applicable Price.

(iii) In the case of the issuance of (1) options, warrants or other rights to purchase or acquire Common Stock (whether or not at the time exercisable) or (2) securities by their terms convertible into or exchangeable for Common Stock (whether or not at the time so convertible or exchangeable) or options, warrants or rights to purchase such convertible or exchangeable securities (whether or not at the time exercisable):

(1) The aggregate maximum number of shares of Common Stock deliverable upon exercise of such options, warrants or other rights to purchase or acquire Common Stock shall be deemed to have been issued at the time such options, warrants or rights are issued and for a consideration equal to the consideration (determined in the manner provided in Section
13(A)(i) and (ii)), if any, received by the Company upon the issuance or sale of such options, warrants or rights plus the minimum purchase price provided in such options, warrants or rights for the Common Stock covered thereby.

(2) The aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities, or upon the exercise of options, warrants or other rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such securities were issued or such options, warrants or rights were issued and for a consideration equal to the consideration, if any, received by the Company for any such securities and related options, warrants or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration (in each case, determined in the manner provided in Section 13(A)(i) and (ii)), if any, to be received by the
Company upon the conversion or exchange of such securities, or upon the exercise of any related options, warrants or rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof.

	(3)	On any change in the number of shares of Common Stock deliverable upon exercise of any such options, warrants or rights or conversion or exchange of such convertible or exchangeable securities or any change in the consideration to be received by the Company upon such exercise, conversion or exchange, but excluding changes resulting from the anti-
dilution provisions thereof (to the extent comparable to the anti-dilution provisions contained herein), the Exercise Price and the number of
Shares issuable upon exercise of this Warrant as then in effect shall forthwith be readjusted to such Exercise Price and number of Shares as would have been obtained had an adjustment been made upon the issuance or sale of such options, warrants or rights not exercised prior to such change, or of such convertible or exchangeable securities not converted or exchanged prior to such change, upon the basis of such change.

	(4)	On the expiration or cancellation of any such options, warrants or rights
(without exercise), or the termination of the right to convert or exchange such convertible or exchangeable securities (without exercise), if the
Exercise Price and the number of Shares issuable upon exercise of this
Warrant shall have been adjusted upon the issuance or sale thereof, the
Exercise Price and the number of Shares issuable upon exercise of this
Warrant shall forthwith be readjusted to such Exercise Price and number of Shares as would have been obtained had an adjustment been made upon the issuance or sale of such options, warrants, rights or such convertible or exchangeable securities on the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options, warrants or rights, or upon the conversion or exchange of such convertible or exchangeable securities.

	(5)	If the Exercise Price and the number of Shares issuable upon exercise of this warrant shall have been adjusted upon the issuance or sale of any such options, warrants, rights or convertible or exchangeable securities, no further adjustment of the Exercise Price and the number of Shares issuable upon exercise of this Warrant shall be made for the actual issuance of Common Stock upon the exercise, conversion or exchange thereof; provided, however, that no increase in the Exercise Price or reduction in the number of Shares issuable upon exercise of this Warrant shall be made pursuant to subclauses (1) or (2) of this Section 13(A)(iii).

(iv)	For the avoidance of doubt, (i) the Company’s issuance or sale of shares of Com-
mon Stock in the Rights Offering to the extent not purchased by the Investor pur-

suant to Section 4.10 of the Investment Agreement shall be subject to the provi-
sions of this Section 13(A) and (ii) the Company’s issuance or sale of shares of
Common Stock in the Rights Offering to the extent purchased by the Investor pursuant to Section 4.10 of the Investment Agreement shall not be subject to the provisions of this Section 13(A).

(B)	Stock Splits, Subdivisions, Reclassifications or Combinations. If the Company shall (i)
declare a dividend or make a distribution on its Common Stock in shares of Common
Stock, (ii) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding Common Stock into a smaller number of shares, the number of Shares issuable upon exercise of this Warrant at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the
Warrantholder after such date shall be entitled to purchase the number of shares of
Common Stock which such holder would have owned or been entitled to receive after such date had this Warrant been exercised immediately prior to such date. In such event, the Exercise Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment and (2) the Exercise Price in effect immediately prior to the issuance giving rise to this adjustment by (y) the new number of shares issuable upon exercise of the Warrant determined pursuant to the immediately preceding sentence.

(C)	Other Distributions. In case the Company shall fix a record date for the making of a distribution to all holders of shares of its Common Stock (i) of shares of any class other than its Common Stock, (ii) of evidence of indebtedness of the Company or any
Subsidiary, (iii) of assets (excluding Ordinary Cash Dividends, and dividends or distributions referred to in Section 13(B)), or (iv) of rights or warrants (excluding those referred to in Section 13(B)), in each such case, the Exercise Price in effect prior thereto shall be reduced immediately thereafter to the price determined by dividing (x) an amount equal to the difference resulting from (1) the number of shares of Common Stock outstanding on such record date multiplied by the Exercise Price per Share on such record date, less (2) the fair market value (as reasonably determined by the Board) of said shares or evidences of indebtedness or assets or rights or warrants to be so distributed, by (y) the number of shares of Common Stock outstanding on such record date; such adjustment shall be made successively whenever such a record date is fixed. In such event, the number of shares of Common Stock issuable upon the exercise of this Warrant shall be increased to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment, and (2) the Exercise
Price in effect immediately prior to the issuance giving rise to this adjustment by (y) the new Exercise Price determined in accordance with the immediately preceding sentence.
In the event that such distribution is not so made, the Exercise Price and the number of
Shares issuable upon exercise of this Warrant then in effect shall be readjusted, effective as of the date when the Board determines not to distribute such shares, evidences of indebtedness, assets, rights or warrants, as the case may be, to the Exercise Price that would then be in effect and the number of Shares that would then be issuable upon exercise of this Warrant if such record date had not been fixed.

(D)	Certain Repurchases of Common Stock. In case the Company effects a Pro Rata
Repurchase of Common Stock, then the Exercise Price shall be reduced to the price determined by multiplying the Exercise Price in effect immediately prior to the effective date of such Pro Rata Repurchase by a fraction of which the numerator shall be (i) the product of (x) the number of shares of Common Stock outstanding immediately before such Pro Rata Repurchase and (y) the Market Price of a share of Common Stock on the trading day immediately preceding the first public announcement by the Company or any of its Affiliates of the intent to effect such Pro Rata Repurchase, minus (ii) the aggregate purchase price of the Pro Rata Repurchase, and of which the denominator shall be the product of (i) the number of shares of Common Stock outstanding immediately prior to such Pro Rata Repurchase minus the number of shares of Common Stock so repurchased and (ii) the Market Price per share of Common Stock on the trading day immediately preceding the first public announcement of such Pro Rata Repurchase. In such event, the number of shares of Common Stock issuable upon the exercise of this Warrant shall be increased to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment, and (2) the Exercise
Price in effect immediately prior to the Pro Rata Repurchase giving rise to this adjustment by (y) the new Exercise Price determined in accordance with the immediately preceding sentence.

(E)	Business Combinations. Subject to Section 14 of this Warrant, in case of any Business
Combination or reclassification of Common Stock (other than a reclassification of
Common Stock referred to in Section 13(B)), any Shares issued or issuable upon exercise of this Warrant after the date of such Business Combination or reclassification, shall be exchangeable for the number of shares of stock or other securities or property (including cash) to which the Common Stock issuable (at the time of such Business Combination or reclassification) upon exercise of this Warrant immediately prior to such Business
Combination or reclassification would have been entitled upon such Business
Combination or reclassification; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the Warrantholder shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the exercise of this
Warrant. In determining the kind and amount of stock, securities or the property receivable upon consummation of such Business Combination, if the holders of Common
Stock have the right to elect the kind or amount of consideration receivable upon consummation of such Business Combination, then the Warrantholder shall have the right to make a similar election upon exercise of this Warrant with respect to the number of shares of stock or other securities or property which the Warrantholder will receive upon exercise of this Warrant.

(F)	Rounding of Calculations; Minimum Adjustments. All calculations under this Section 13 shall be made to the nearest one-tenth (1/10th) of a cent or to the nearest one-hundredth
(1/100th) of a share, as the case may be. Any provision of this Section 13 to the contrary notwithstanding, no adjustment in the Exercise Price or the number of Shares into which this Warrant is exercisable shall be made if the amount of such adjustment would be less than $0.01 or one-tenth (1/10th) of a share of Common Stock, respectively, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or
1/10th of a share of Common Stock, respectively, or more.

(G)	Timing of Issuance of Additional Common Stock Upon Certain Adjustments. In any
case in which the provisions of this Section 13 shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (i) issuing to the Warrantholder of this Warrant exercised after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such exercise by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such exercise before giving effect to such adjustment and (ii) paying to such Warrantholder any amount of cash in lieu of a fractional share of Common Stock; provided, however, that the Company upon request shall deliver to such Warrantholder a due bill or other appropriate instrument evidencing such Warrantholder’s right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

(H)	Adjustment for Unspecified Actions. If the Company takes any action affecting the
Common Stock, other than actions described in this Section 13, which in the opinion of the Board would adversely affect the exercise rights of the Warrantholder, the Exercise
Price for the Warrants and/or the number of Shares received upon exercise of the Warrant shall be adjusted for the Warrantholder’s benefit, to the extent permitted by law, in such manner, and at such time, as such Board after consultation with the Investor shall reasonably determine to be equitable in the circumstances. Failure of the Board to provide for any such adjustment will be evidence that the Board has determined that it is equitable to make no such adjustments in the circumstances.

(I)	Statement Regarding Adjustments. Whenever the Exercise Price or the number of Shares into which this Warrant is exercisable shall be adjusted as provided in Section 13, the
Company shall forthwith file at the principal office of the Company a statement showing in reasonable detail the facts requiring such adjustment and the Exercise Price that shall be in effect and the number of Shares into which this Warrant shall be exercisable after such adjustment, and the Company shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to each Warrantholder at the address appearing in the
Company’s records.

(J)	Notice of Adjustment Event. In the event that the Company shall propose to take any action of the type described in this Section 13 (but only if the action of the type described in this Section 13 would result in an adjustment in the Exercise Price or the number of
Shares into which this Warrant is exercisable or a change in the type of securities or property to be delivered upon exercise of this Warrant), the Company shall give notice to the Warrantholder, in the manner set forth in Section 13(I), which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth the facts with respect thereto as shall be reasonably necessary to indicate the effect on the Exercise Price and the number, kind or class of shares or other securities or property which shall be deliverable upon exercise of this Warrant. In the case of any action which would require the fixing of a record date, such notice shall be given at least 10 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 15 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

(K)	No Impairment. The Company will not, by amendment of its Articles or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this

Warrant and in taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrantholder.

	(L)	Proceedings Prior to Any Action Requiring Adjustment. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 13, the
Company shall take any action which may be necessary, including obtaining regulatory,
New York Stock Exchange or stockholder approvals or exemptions, in order that the
Company may thereafter validly and legally issue as fully paid and nonassessable all shares of Common Stock that the Warrantholder is entitled to receive upon exercise of this Warrant pursuant to this Section 13.

	(M)	Adjustment Rules. Any adjustments pursuant to this Section 13 shall be made successively whenever an event referred to herein shall occur. If an adjustment in
Exercise Price made hereunder would reduce the Exercise Price to an amount below par value of the Common Stock, then such adjustment in Exercise Price made hereunder shall reduce the Exercise Price to the par value of the Common Stock.

14.		Change of Control. Upon the occurrence of a Preliminary Control Event, and by delivering written notice thereof to the Company, the Warrantholder may cause the Company to purchase any Warrant, in whole or in part, acquired hereunder that the Warrantholder then holds, at a valuation based on a computation of the option value of the Warrant using Black-Scholes calculation methods and making the assumptions described in the Black-Scholes methodology described in Exhibit A. Payment by the Company to the Warrantholder of such purchase price shall be due only upon the occurrence of the Change in Control and on the date of the occurrence of the Change of Control, subject to the mechanics described in the last paragraph of Exhibit A.
At the election of the Company, all or any portion of such purchase price may be paid in Shares valued at the Market Price of a share of Common Stock as of (A) the last trading day prior to the date on which this payment occurs or (B) the first date of the announcement of such Preliminary
Control Event (whichever is less), so long as such payment does not cause the Company to fail to comply with applicable New York Stock Exchange requirements or the requirements of any other
Governmental Entities. To the extent that a payment in Common Shares would cause the
Company to fail to comply with New York Stock Exchange rules, once the maximum number of
Shares has been paid, the remainder of such purchase price may be paid in the form of cash. The
Company agrees that it will not take any action resulting in a Preliminary Control Event in the absence of definitive documentation providing for such election right of the Warrantholder pursuant to this Section 14. Under no circumstances shall the Warrantholder be restricted from engaging in any hedging or derivative program reasonably necessary in the opinion of the
Warrantholder to secure the option value of this Warrant so adjusted.

15.		Contest and Appraisal Rights. Upon each determination of Market Price or fair market value, as the case may be, hereunder, the Company shall promptly give notice thereof to the
Warrantholder, setting forth in reasonable detail the calculation of such Market Price or fair market value, and the method and basis of determination thereof, as the case may be. If the
Warrantholder (or if there is more than one Warrantholder, a majority in interest of
Warrantholders) shall disagree with such determination and shall, by notice to the Company given within fifteen (15) days after the Company’s notice of such determination, elect to dispute such determination, such dispute shall be resolved in accordance with this Section 15. In the event that a determination of Market Price, or fair market value (if such determination solely involves Market Price), is disputed, such dispute shall be submitted, at the Company’s expense, to a New York Stock Exchange member firm selected by the Company and acceptable to the
Warrantholder, whose determination of Market Price or fair market value, as the case may be,

shall be binding on the Company and the Warrantholder. In the event that a determination of fair market value, other than a determination solely involving Market Price, is disputed, such dispute shall be resolved through the Appraisal Procedure.

16.	Governing Law. This Warrant shall be binding upon any successors or assigns of the Company.
This Warrant shall constitute a contract under the laws of New York and for all purposes shall be construed in accordance with and governed by the laws of New York, without giving effect to the conflict of laws principles.

17.	Attorneys’ Fees. In any litigation, arbitration or court proceeding between the Company and the
Warrantholder as the holder of this Warrant relating hereto, the prevailing party shall be entitled to reasonable attorneys’ fees and expenses incurred in enforcing this Warrant.

18.	Amendments. This Warrant may be amended and the observance of any term of this Warrant may be waived only with the written consent of the Company and the Warrantholder.

19.	Notices. All notices hereunder shall be in writing and shall be effective (A) on the day on which delivered if delivered personally or transmitted by telex or telegram or telecopier with evidence of receipt, (B) one Business Day after the date on which the same is delivered to a nationally recognized overnight courier service with evidence of receipt, or (C) five Business Days after the date on which the same is deposited, postage prepaid, in the U.S. mail, sent by certified or registered mail, return receipt requested, and addressed to the party to be notified at the address indicated below for the Company, or at the address for the Warrantholder set forth in the registry maintained by the Company pursuant to Section 9, or at such other address and/or telecopy or telex number and/or to the attention of such other person as the Company or the Warrantholder may designate by ten-day advance written notice.

20.	Prohibited Actions. The Company agrees that it will not take any action which would entitle the
Warrantholder to an adjustment of the Exercise Price if the total number of shares of Common
Stock issuable after such action upon exercise of this Warrant, together with all shares of
Common Stock then outstanding and all shares of Common Stock then issuable upon the exercise of all outstanding options, warrants, conversion and other rights, would exceed the total number of shares of Common Stock then authorized by its Restated Articles of Incorporation.

21.	Entire Agreement. This Warrant and the forms attached hereto, and the Investment Agreement, contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or undertakings with respect thereto.

[Remainder of page intentionally left blank]

                                                      IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by a duly authorized officer.

Dated: January 30, 2008

MBIA INC.

By: /s/ C. Edward Chaplin
Name: C. Edward Chaplin
Title: Vice President and Chief Financial Officer

Attest:

By: /s/ Ram D. Wertheim
Name: Ram D. Wertheim
Title: Vice President, Secretary and General Counsel

Acknowledged and Agreed:

WARBURG PINCUS
PRIVATE EQUITY X, L.P.

By: Warburg Pincus X L.P., its general
partner
By: Warburg Pincus X LLC, its general
partner
By: Warburg Pincus Partners LLC, its sole
member
By: Warburg Pincus & Co., its managing
member

By: /s/ David A. Coulter
Name: David A. Coulter
Title: Managing Director

[Signature Page to B-Warrant]

[Form Of Notice Of Exercise]

Date: ______________

TO: MBIA Inc.

RE: Election to Subscribe for and Purchase Common Stock

The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby agrees to subscribe for and purchase the number of shares of the Common Stock set forth below covered by such Warrant. The undersigned, in accordance with Section 3 of the Warrant, hereby agrees to pay the aggregate Exercise Price for such shares of Common Stock in the manner set forth below. A new warrant evidencing the remaining shares of Common Stock covered by such Warrant, but not yet subscribed for and purchased, should be issued in the name set forth below. If the new warrant is being transferred, an opinion of counsel is attached hereto with respect to the transfer of such warrant.

Number of Shares of Common Stock: ___________________
Method of Payment of Exercise Price: ___________________
Name and Address of Person to be
Issued New Warrant: ______________________________
______________________________
______________________________
______________________________

Holder: ________________

By: ___________________
Name: _________________
Title: __________________

[Form of Notice of Exercise]

Exhibit A

Black-Scholes Assumptions

For the purpose of this Exhibit A:

“Acquiror” means (A) the third party that has entered into definitive document for a transaction, or (b) the offeror in the event of a tender or exchange offer, that could reasonably result in a Change of Control upon consummation.

Underlying Security Price:	In the event of a merger or acquisition, (A) in the event of an “all cash” deal, the cash per share offered to the Company’s share-
holders by the Acquiror; (B) in the event of an “all stock” deal,
(1) in the event of a fixed exchange ratio transaction, the product of (i) the average of the Market Price of the Acquiror’s common stock for the ten (10) trading day period ending on the day pre-
ceding the date of the Preliminary Control Event and (ii) the number of Acquiror’s shares being offered for one share of
Common Stock and (2) in the event of a fixed value transaction, the value offered by the Acquiror for one share of Common
Stock; (C) in the event of a transaction contemplating various forms of consideration for each share of Common Stock, the cash portion, if any, shall be valued as clause (A) above and the stock portion shall be valued as clause (B) above and any other forms of consideration shall be valued by the Company in good faith, without applying any discounts to such consideration.

In the event of all other Change of Control events, the average of the Market Price of the Common Stock for the five (5) trading day period beginning on the date of the Preliminary Control
Event.
Exercise Price:	The Exercise Price as adjusted and then in effect for the Warrant at the time of the Preliminary Control Event.
Dividend Rate:	The Company’s annualized dividend yield as of the date of the
Preliminary Control Event
Interest Rate:	The applicable U.S. 5-year treasury note risk free rate as of the date of the Preliminary Control Event
Model Type:	Black-Scholes
Exercise Type:	American
Put or Call:	Call
Trade Date:	The date of the Preliminary Control Event
Expiration Date:	Expiration Time
Settle Date:	The date of the Preliminary Control Event
Exercise Delay:	0
Volatility:	The average annual volatility over the last 3 years of the Common
Stock as listed by Bloomberg L.P., as of the date of the Prelimi-
nary Control Event

- A1 -

Such valuation of the Warrant based on the Black-Scholes methodology shall not be discounted in any way. If the Warrantholder disputes such Black-Scholes valuation pursuant to this Exhibit A as calculated by the Company, the Company and the Warrantholder will choose a mutually-agreeable firm to compute the valuation of the Warrant using the guidelines above, and such valuation shall be final. The fees and expenses of such firm shall be borne equally by the Company and the Warrantholder.

The Company covenants that it will not close the Change of Control transaction or otherwise facilitate the closing of a tender or exchange offer as referenced above until giving the Warrantholder at least five (5)
Business Days to sell or distribute the Common Stock to be received in an exchange and will cooperate with the Warrantholder to ensure that there is an effective registration statement available to facilitate such a sale during such five (5) Business Day period or an effective opportunity is provided in the case of a tender or exchange offer as referenced above to tender such shares in to the offer.

- A2 -